SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) March 27, 2003





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

Simtek Corporation released the following press release dated March 27, 2003, titled "Simtek Announces Fourth Quarter and Year End Financial Results":


        SIMTEK REPORTS 2002 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - March 27, 2003 -- Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported 2002 fourth quarter and year end financial results and updated investors on its growth strategy for 2003 and beyond.

For the fourth quarter 2002 the Company reported relatively stable revenue of $3.7 million versus $3.8 million the same quarter a year ago. Net loss for the quarter was $253,000, or less than one cent per share, as compared with a net loss of $140,000, or less than one cent per share, in the fourth quarter of 2001. For the full year Simtek reported revenue of $14.3 million as compared with $16.9 million in 2001. Net loss for the year was reduced to $963,000, or $.02 per share, versus a net loss of $1.1 million, or $.02 per share, in the prior year. The net loss in 2002 included a $1.1 million increase in research and development expenses primarily related to a new product family that the Company expects will become a major contributor to revenue. Without the increase in R&D spending, Simtek would have transitioned to profitability in 2002.

Revenue results for the year revealed some positive trends but overall continued to reflect ongoing sluggishness in the semiconductor industry. In 2002 product sales to high-end industrial and military segments grew by 63% to $2.4 million while research and development revenues from Simtek's Q-DOT subsidiary increased 28% to $1.9 million due to an increase in perfomance on government contracts. These increases were offset by a 29% decline in semiconductor product sales to commercial customers. The change in product mix in 2002 resulted in a 6.0% improvement in gross margins from product sales and a 7.3% improvement in overall gross margins.

Simtek supports a wide range of commercial, industrial, military and government customers on a global basis. In 2002, 55% of net product sales were in North America, 28% were in the Pacific Rim and 11% were in Europe. The remaining 6% of sales were distributed among various other markets.

Simtek closed the year with over $3.1 million in cash and cash equivalents. The Company believes that it's cash position is sufficient to fund its growth plan for 2003.

"Given ongoing challenges in the worldwide semiconductor industry and our continuing investments in a promising new product family, our financial results in 2002 were generally in line with expectations," said Douglas Mitchell, president and CEO. "Our diversified customer base enabled us to partially replace revenue from the temporarily depressed commercial segment while we continued to invest aggressively in products that hold excellent potential for new revenue streams beginning in the second half of 2003 and accelerating into 2004."


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



Selected 2002 Highlights

o New 1 Mbit nvSRAM Product Nearing Final Development Stages. During 2002 Simtek increased its R&D expenditures 34% over 2001, from $3.2 million to $4.3 million. This increase was concentrated primarily on advancing the development of the Company's new 1 Mbit nvSRAM using 0.25 micron design rules. This product has been in development since the 4th Quarter of 2001 and represents the first in a planned family of high performance memory products that are expected to afford Simtek distinct competitive advantages in the industry. Specifically, the new product will have more storage capacity than any previous memory integrated circuit combining static RAM and nonvolatile elements on a single chip. It will also operate at speeds far exceeding Simtek's current memory products. These attributes will support next-generation developments in mass storage systems, office automation equipment such as copiers and facsimiles, industrial control systems and military flight and weapons systems. The unique 1 Mbit product, which has generated strong initial interest in the marketplace, will be introduced in the second quarter of this year with qualified volume production around mid-year. The 1 Mbit nvSRAM, along with a planned succession of follow-on products, is expected to become a major component of the Company's revenue mix during 2004, increasing steadily thereafter.

o Growth Capital Put In Place. During 2002 Simtek strengthened its balance sheet and positioned itself to complete critical new product development efforts with the closing of a $3.0 million convertible debenture through long-time investor Renaissance Capital Group of Dallas, Texas. Subsequent to the financing, Simtek appointed Renaissance principal Robert Pearson to its board of directors. Pearson is an active board member who brings to Simtek a wealth of expertise accumulated through years of hands-on experience with emerging growth companies.

o New 256Kbit nvSRAM Product Introduction. Simtek introduced production-qualified 3-volt versions of its 256Kbit nvSRAM family, which provides exceptionally high levels of reliability and data security while consuming less power. This low voltage product uses Quantium Trap(TM) silicon nitride nonvolatile storage technology enabling more than 100 years of data retention and unlimited read/write endurance along with true high speed static RAM system performance.

o SONOS Technology Installed With ANAM. Simtek installed its nonvolatile SONOS technology in ANAM Semiconductor's 0.25 micron CMOS production line. The newly developed module incorporates SONOS Quantum Trap(TM) technology, which will be used to manufacture both high density SONOS Flash and nonvolatile static RAM cells for stand alone and embedded products. SONOS offers reliability superior to other nonvolatile memory technologies.

o Simtek Awarded Fast 50 Status. During 2002 Simtek was named to Deloitte & Touche's Technology Fast 50 program, which recognizes 50 Colorado technology companies.

Business Outlook

Simtek closed the year with $3.1 million in cash. The Company expects its cash balance to decrease in the first half of 2003 due to continued investment in research and development related primarily to its 1 Mbit nvSRAM, which is expected to be completed and introduced late in the second quarter. With R&D expenses declining sharply in the second half, and with normal operating expenses closely tracking anticipated revenue levels, cash is then expected to increase over the final two quarters of 2003. Management's goal is to increase revenue from Simtek's base business and augment that growth in the second half with modest initial sales of its new 1 Mbit nvSRAM. Management believes that acceptance of its new product families, combined with a slow but steady recovery in the overall semiconductor industry, can lead to sustainable growth and profitability.


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

SUMMARY STATEMENT OF OPERATIONS DATA
------------------------------------

                                                            Three Months ended Dec 31                  Year ended Dec 31
                                                             2002               2001                2002                2001
                                                             ----               ----                ----                ----

Net Sales                                                  3,656,085          3,780,393          14,326,705          16,950,487
Cost of Goods Sold                                         2,243,703          2,188,091           8,481,262          11,273,116
Gross Margin                                               1,412,382          1,592,302           5,845,443           5,677,371
Total Operating Expenses                                   1,614,240          1,681,478           6,704,683           6,797,662
Income (loss) from Operations                               (201,858)           (89,176)           (859,240)         (1,120,291)
Other Income (Expense)                                       (50,795)           (50,355)           (103,627)              4,572
Equity in Losses of QDA                                            0                  0                   0              (4,631)
Net Income (loss) Before Tax                                (252,653)          (139,531)           (962,867)         (1,120,350)
Provision for Income Taxes                                         0                  0                   0                   0
Net Income (Loss) After Tax                                 (252,653)          (139,531)           (962,867)         (1,120,350)
Basic and diluted Earnings per Share                                                                  (0.02)              (0.02)
Dilutive Shares Outstanding                                                                      54,204,525          53,713,415

SUMMARY BALANCE SHEET DATA
--------------------------

ASSETS                                                                                                             DEC 31, 2002
Current Assets:
Cash and cash equivalents                                                                                           $ 3,127,732
Certificate of deposit, restricted                                                                                      300,000
Accounts receivable                                                                                                   2,309,965
Inventory                                                                                                             1,608,242
Prepaid expenses and other                                                                                              239,507
                                                                                                                    -----------
Total current assets                                                                                                  7,585,446
Equipment and Furniture, net                                                                                            725,888
Deferred financing costs                                                                                                107,877
Other Assets                                                                                                             87,839
                                                                                                                    -----------
Total Assets                                                                                                        $ 8,507,050
                                                                                                                    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                                                                    $ 1,087,947
Accrued expenses, wages, vacation                                                                                       495,923
Deferred Revenue                                                                                                         40,500
Obligation under capital leases                                                                                         132,485
                                                                                                                    -----------
Total current liabilities                                                                                             1,756,855
Notes Payable                                                                                                            10,000
Debentures                                                                                                            3,000,000
Obligations Under Capital Leases, net of Current Portion                                                                 76,512
                                                                                                                    -----------
Total liabilities                                                                                                     4,843,367
Shareholders' Equity:                                                                                                 3,663,683
                                                                                                                    -----------
Total Liabilities and Shareholders' Equity                                                                          $ 8,507,050
                                                                                                                    ===========


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


Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax
(719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.










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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




March 27, 2003                          By: /s/Douglas Mitchell
                                            ------------------------------------
                                            DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)






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